Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement (Form F-1) and related prospectus of Scinai Immunotherapeutics Ltd. of our report dated April 17, 2023, with respect to the financial statements of Scinai Immunotherapeutics Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer

A member firm of Ernst & Young Global

Tel Aviv, Israel

March 11, 2025